UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2010 (August 25, 2010)

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia	333-38509	58-1631302
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Piedmont Avenue, NE, Atlanta, Georgia, USA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-5959

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 25, 2010, Robert E. Nesbitt resigned as Alabama Division President of Citizens Trust Bank (the “Bank”), the wholly owned subsidiary of Citizens Bancshares Corporation (the “Company”).   Mr. Nesbitt served as Alabama Division President since 2004.

On September 7, 2010, the Company appointed Bunny Stokes, Jr., age 67, as the Alabama Division President of the Bank.  Mr. Stokes previously served as a Director of the Company and the Bank and Alabama Division President of the Bank from 2003 to 2004.   Mr. Stokes served as Chairman of the Board, President and Chief Executive Officer of CFS Bancshares, Inc. and its wholly owned subsidiary, Citizens Federal Savings Bank, Birmingham, Alabama until 2003, when CFS Bancshares, Inc. was acquired by the Company.

In his current position, Mr. Stokes will receive an annual salary of $120,000.  He will also be able to participate in the Bank’s bonus and incentive plans.  Mr. Stokes is eligible to participate in the Bank’s broad-based employee benefit plans, such as medical, dental, disability and 401(k) retirement plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

		By:	/s/ James E. Young
James E. Young
President and CEO

Dated:	September 17, 2010